Exhibit (j.2)	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to reference to us under the heading “Financial Highlights” in the Prospectus which is part of the Post-Effective Amendment No. 71 to Registration Statement No. 33-11371 on Form N-1A.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

April 30, 2015